UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2010

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 11, 2010, SYNNEX Corporation (“SYNNEX” or the “Company”) entered into the Fourth Omnibus Amendment, by and among SYNNEX, SIT Funding Corporation and the lenders party thereto and Bank of America, N.A., to amend that certain Third Amended and Restated Receivables Sale and Servicing Agreement dated January 23, 2009 and the Third Amended and Restated Receivables Funding and Administration Agreement dated January 23, 2009, to extend the final advance date to January 10, 2011. The effective borrowing is a blend of the prevailing dealer commercial paper rates, plus a program fee of 0.65% per annum based on the used portion of the commitment and a facility fee of 0.65% per annum payable on the commitment.

Item 8.01.	Other Events

On January 15, 2010, SYNNEX issued a press release announcing the record date and meeting date for its 2010 Annual Meeting of Stockholders. The full text of SYNNEX’ press release is filed herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Omnibus Amendment, dated as of January 11, 2010.

99.1	Press Release dated January 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2010

SYNNEX CORPORATION

By:	/S/ SIMON Y. LEUNG
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Omnibus Amendment, dated as of January 11, 2010.

99.1	Press Release dated January 15, 2010.

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